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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 1996
                                                (April 5, 1996)


                             TORCHMARK CORPORATION
            (Exact name of registrant as specified in its charter)

   Delaware                    1-8052                     63-0780404
(State or other           (Commission File             (I.R.S. Employer
jurisdiction of                Number)                Identification No.)
incorporation)

           2001 Third Avenue South, Birmingham, Alabama       35233
           (address of principal executive officers)        (Zip Code)


      Registrant's telephone number, including area code: (205) 325-4200

                                     None
         (Former name or former address, if changed since last report)

                           Index of Exhibits page 2.

                  Total number of pages in this report is 3.
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Item 5.  Other Events.

     Purported class action litigation, was filed in the U.S. District Court for the Northern District of Georgia on April 5, 1996, against Torchmark Corporation, its subsidiaries United American Life Insurance Company ("UA") and Globe Life And Accident Insurance Company ("Globe") and certain individual corporate officers (Crichlow v. Torchmark Corporation, Case No.: 4:96-CV
                    ---------------------------------
0086-HLM). The complaint alleges RICCO violations, fraud, breach of contract, conspiracy, violations of the Oklahoma Consumer Protection Act and breach of duty of good faith and fair dealing on behalf of all persons who purchased, at any time between 1987 and the present, certain hospitalization and surgical insurance policies issued by Globe and United American. The plaintiffs assert that they purchased these policies and subsequently incurred discriminatory premium increases, delays in claims payments, improper claim denials, wrongful recision and "rate-ups" and post-claim underwriting. Injunctive relief and unspecified compensatory and punitive damages are sought. The defendants deny the allegations of the complaint and intend to vigorously defend this suit.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TORCHMARK CORPORATION


                             /s/ William C. Barclift
                             ----------------------------------
                             William C. Barclift
                             Vice President and General Counsel

Date:  April 24, 1996